EXHIBIT 99.4

To Form 8-K dated April 24, 2014

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6085

William R. Hahl

Executive Vice President/

Chief Financial Officer

(772) 221-2825

SEACOAST SIGNS DEFINITIVE MERGER AGREEMENT

TO ACQUIRE THE BANKSHARES, INC.

STUART, FL., April 24, 2014 – Seacoast Banking Corporation of Florida (NASDAQ-NMS: SBCF) and The BANKshares, Inc. (“BANKshares”) announced today the signing of a definitive agreement pursuant to which BANKshares will merge with and into Seacoast. The acquisition will create the sixth largest Florida-based bank by total assets with approximately $3.0 billion. The combined franchise will also have $2.3 billion of deposits and 46 branches.

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BANKshares, headquartered in Winter Park, Florida and which operates BankFIRST, will add approximately $674 million in assets, $506 million in deposits, and $372 million in gross loans, along with 12 branch locations positioned throughout Central Florida. BankFIRST was founded in 1989 and has successfully executed a relationship-based business strategy resulting in a solid deposit franchise and an attractive commercial loan production network. Approximately 80% of BankFIRST’s total deposits consist of low cost core deposit accounts, with 39% of total deposits in noninterest bearing demand deposits. BankFIRST’s strong market presence and focus on small business and commercial relationships is highly complementary to Seacoast, particularly to the business banking channel. BankFIRST’s longstanding focus on small business and owner-occupied CRE lending brings even greater diversity to the Seacoast loan portfolio.

“We are very pleased to welcome the BankFIRST associates and leadership team members to Seacoast. Together we are going to create even stronger growth in business banking across our combined footprint”, said Dennis S. Hudson, Seacoast’s Chairman and CEO. “The combined market leadership teams will significantly expand our reach in our important Central Florida and Central East Coast growth markets; and will bring even greater focus on business banking in our existing markets.”

“We are thrilled to join with Seacoast in creating a super community bank that offers added value for both banks’ clients” said BankFIRST President and CEO Donald J. McGowan. “This transaction represents the coming together of two great Florida banking heritages with a shared mission of exceptional client service and serving our communities in a socially responsible manner.”

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Under the terms of the definitive agreement, Seacoast will issue 0.4975 Seacoast shares for each share of BANKshares, or a total of approximately 7.09 million shares of common stock to BANKshares’s shareholders. Based on Seacoast’s closing stock price of $10.74 on April 24, 2014, the transaction will be valued at approximately $76.1 million. Seacoast expects the acquisition to be significantly accretive to 2015 operating earnings per share with 100% of expected cost savings phased in. Estimated tangible book value per common share dilution of approximately 4.9 percent is expected to be earned back within three years. The all-stock transaction will maintain Seacoast’s strong capital ratios. Based on Seacoast’s first quarter capital ratios, pro forma Tangible Common Equity to Tangible Assets and Tier 1 leverage ratios would be approximately 9.5% and 10.5%, respectively.

The boards of directors of both companies have unanimously approved the transaction. Funds affiliated with CapGen Financial Group, the largest shareholder of BANKshares and of Seacoast, and Castle Creek Capital, a large shareholder of BANKshares, have agreed to vote in favor of and fully support the transaction. The transaction is expected to close in the fourth quarter of 2014, and is subject to approval by each company’s shareholders, receipt of regulatory approvals and other customary closing conditions.

Guggenheim Securities, LLC served as exclusive financial advisor and provided a fairness opinion to Seacoast’s board, and Alston & Bird LLP served as legal counsel to Seacoast. Hovde Group, LLC served as financial advisor and provided a fairness opinion to BANKshares’s board, and Smith Mackinnon, PA served as legal counsel to BANKshares.

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Investor Conference Call

Seacoast will host a conference call on Friday, April 25, 2014 at 9:30 a.m. (Eastern Time) to discuss first quarter earnings results and the acquisition of BANKshares.  Investors may call in (toll-free) by dialing (888) 517-2458 (passcode: 7789246; host: Dennis S. Hudson).  Charts will be used during the conference call and may be accessed at Seacoast’s website at SeacoastBanking.net by selecting “Presentations” under the heading “Investor Services”.  A replay of the call will be available for one month, beginning the afternoon of April 25, by dialing (888) 843-7419 (domestic), using the passcode 7789246.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast’s website at SeacoastBanking.net.  The link is located in the subsection “Presentations” under the heading “Investor Services”.  Beginning the afternoon of April 25, an archived version of the webcast can be accessed from this same subsection of the website.  The archived webcast will be available for one year.

About Seacoast Banking Corporation of Florida

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $2.3 billion in assets and $1.8 billion in deposits as of March 31, 2014.  The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through 34 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast National Bank, and five Accelerate offices fueled by the power of Seacoast National Bank.  Offices stretch from Broward County north through the Treasure Coast and into Orlando, and west to Okeechobee and surrounding counties.

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Important Information for Investors and Shareholder

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Seacoast Banking Corporation of Florida ("Seacoast") will file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-4 containing a joint proxy statement/prospectus of The BANKshares, Inc. ("BANKshares") and Seacoast, and Seacoast will file other documents with respect to the proposed merger. A definitive joint proxy statement/prospectus will be mailed to shareholders of BANKshares and Seacoast. Investors and security holders of BANKshares and Seacoast are urged to read the joint proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information. Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by Seacoast through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Seacoast will be available free of charge on Seacoast’s internet website or by contacting Seacoast.

Seacoast, BANKshares, their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Seacoast is set forth in its Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on March 17, 2014, its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on April 8, 2014 and its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is intended to be protected by the safe harbor provided by the same. These statements are subject to numerous risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: failure to obtain the approval of shareholders of Seacoast and BANKshares in connection with the merger; the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties' ability to achieve the synergies and value creation contemplated by the proposed merger; the parties' ability to promptly and effectively integrate the businesses of Seacoast and BANKshares; the diversion of management time on issues related to the merger; the failure to consummate or delay in consummating the merger for other reasons; changes in laws or regulations; and changes in general economic conditions. For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Seacoast's most recent Form 10-K report and to Seacoast's most recent Form 8-K reports, which are available online at www.sec.gov. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Seacoast or BANKshares.